SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

SCHEDULE 14C
(Rule 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (2))

☐	Definitive Information Statement

BIO-STUFF
(Name of Registrant as Specified In Its Charter)

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BIO-STUFF
601 Union Street, Suite 4500, Seattle, WA 98101
(360) 961-5339

December 21, 2010

Dear Shareholder:

       This Information Statement is first being furnished on or about December 21, 2010 to the holders of record as of the close of business day on December 21, 2010 (the “Record Date”), of shares of common stock, par value $0.001 per share (the “Common Stock”), of Bio-Stuff  (the “Company,” “our”, “we” or “us”). The purpose of this Information Statement is to notify our stockholders that on November 15, 2010 we received written consent (the “Written Consent”) from one shareholder holding or able to direct the vote of 7,100,000 shares of Common Stock, representing approximately 80% of the then total issued and outstanding Common Stock,  to adopt and approve: (i) a forward stock split by distributing eighteen  shares for each one share outstanding on the Record Date (the “Forward Split”); (ii) an amendment to the Company’s Articles of Incorporation changing the name of the Company to 5Barz International Inc. and (iii) an amendment to the Company’s Articles of Incorporation increasing the number of authorized shares of common stock from 100,000,000 to 250,000,000.

The enclosed Information Statement is being furnished to you in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated there under, including Regulation 14C, to inform you that the foregoing actions have been approved by the holder of a majority of the outstanding shares of voting stock of the Company. The actions will not be submitted to the other shareholders of the Company for a vote and, therefore, the Board of Directors of the Company is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from shareholders. The resolutions will not become effective before the date which is twenty (20) calendar days after this Information Statement was first mailed to shareholders. You are urged to read the Information Statement in its entirety for a description of the actions to be taken by the Company.

/s/ Daniel Bland Daniel Bland, President

BIO-STUFF
_________________________________

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
[AND RULE 14C-2] THEREUNDER
_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT
DECEMBER 21, 2010.
_______________________________________________________________

The enclosed Information Statement is being furnished to you to inform you that on November 15, 2010, the following actions were approved and adopted by the holder of 7,100,000 shares of Common Stock of the Company, which represents approximately 80% of the total outstanding voting shares of the Company as of November 15, 2010, by Written Consent:

1. To effectuate a forward stock split by distributing eighteen shares for each one share outstanding onDecember 21, 2010 (the “Forward Split”);

2. To authorize an amendment to the Company’s Articles of Incorporation changing the name of theCompany to 5Barz International Inc.; and

3. To authorize an amendment to the Company’s Articles of Incorporation increasing the number of     authorized shares of common stock from 100,000,000 to 250,000,000 shares.

On November 15, 2010, the Board of Directors of the Company (the “Board”) also approved the foregoing actions to be taken by the Company. Because a shareholder holding at least a majority of the voting rights of the Company’s outstanding voting stock has voted in favor of the foregoing actions and has sufficient voting power to approve such actions through his ownership of Common Stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The resolutions will not become effective before the date which is twenty (20) days after this Information Statement was first mailed to shareholders.

You are urged to read the Information Statement in its entirety for a description of the actions to be taken by the Company. The Board of Directors is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from shareholders.

The Company is distributing this Information Statement to its shareholders in full satisfaction of any notice requirements it may have under the Nevada Revised Statutes (the “NRS”). No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the NRS are afforded to the Company’s shareholders as a result of the adoption of these resolutions.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company's Common Stock. Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $5,000, will be paid by us.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:  5Barz International, Inc., 601 Union Street, Suite 4500, Seattle, WA 98101.  The Company may also be reached at (360) 961-5339.

RESOLUTION NO. 1 — FORWARD STOCK SPLIT

Our Board and the shareholder who has authorized the eighteen -for-one forward stock split (“Forward Split”) believe that it is in the best interests of our shareholders as it may tend to increase liquidity in the trading of the Company’s Common Stock.  Our Board and the shareholder who authorized the Forward Split believe that the absence of a substantial market for our shares is a disincentive for investors to acquire our stock. The Forward Split will substantially increase the number of shares of Common Stock that trade on the OTC Bulletin Board, which might increase liquidity for the Company’s shares and may provide greater incentive for investors to acquire the Company’s Common Stock. However, given the early stage of development of the Company, its small size and limited revenues, there are no assurances that the Forward Split will have the desired effect.

Procedure for Affecting the Forward Split

The Forward Split will become effective at such time as the Articles of Amendment are accepted and approved by the Secretary of State of the State of Nevada. No further action on the part of the shareholders will be required and all shares of our Common Stock that were issued and outstanding immediately prior thereto will automatically be converted into new shares of our Common Stock on the basis of one pre-split share for eighteen post-split shares.  As soon as practicable after the effective date of the Forward Split, shareholders of record on December 21, 2010 will receive certificates representing the additional shares of Common Stock issued to the shareholder as a result of the Forward Split. The Company will bear the costs of the issuance of the additional stock certificates.

Effect of the Forward Split

The number of shares of our Common Stock issued and outstanding will be increased following the effective time of the Forward Split.  Shareholders will own a greater number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effective time multiplied by eighteen, reflecting the eighteen-for-one exchange ratio).  The number of shareholders of record would not be affected by the Forward Split.

If shareholders dispose of their shares after the Forward Split, they may pay higher brokerage commissions on the same relative interest in the Company because that interest is represented by a greater number of shares.  Shareholders may wish to consult their brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares. Upon the effective date of the Forward Split, the par value of a share of Common Stock will remain unchanged at $0.001 per share.

After the Forward Split, the number of outstanding shares of the Company’s Common Stock will increase from 8,876,100 shares to 159,769,800 shares. The number of authorized but unissued shares of the Company’s Common Stock effectively will be 90,230,200 immediately following the Forward Split and the increase in the number of authorized shares of common stock to 250,000,000.

Federal Income Tax Consequences of the Forward Split

The following description of the material federal income tax consequences of a forward stock split to the Company’s shareholders is based on the Internal Revenue Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Information Statement.  Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse or forward stock split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). The state and local tax consequences of the Forward Split may vary significantly as to each shareholder, depending upon the jurisdiction in which such shareholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

We believe that the likely federal income tax effects of the Forward Split will be that the Company’s shareholders will not recognize any gain or loss.  The shareholder’s cost basis in each new share and each retained share of the Company’s Common Stock would be equal to one-twentieth of the cost basis for tax purposes of the corresponding share immediately preceding the Forward Split.  In addition, the holding period for the additional, new shares issued pursuant to the Forward Split would be deemed to be the same as the holding period for the pre-split shares of our Common Stock.

The Company will not realize any gain or loss as a result of the Forward Split.

RESOLUTION NO. 2 – CHANGE IN NAME OF THE COMPANY TO “5BARZ INTERNATIONAL, INC.”

Our Board of Directors believes that by changing our corporate name to 5Barz International, Inc., such name will more accurately reflect our current business focus, which will become the sales and marketing of the Cellynx cellular network extender technology if the Company is able to complete the acquisition of certain assets. The Company believes that there is confusion caused in the case where the primary business activity of the Company has nothing to do with the name of the Company. Accordingly, changing the name of the Company should alleviate any further confusion in the marketplace.

The name change will become effective by filing the Articles of Amendment of Articles of Incorporation with the Secretary of State of Nevada, a form of which is attached hereto as Appendix A (the “Articles of Amendment”).  Under federal securities laws, the Company cannot file the Articles of Amendment until at least twenty (20) days after the mailing of this Information Statement to our shareholders.

RESOLUTION NO. 3 – AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 250,000,000

The Board and the Consenting Stockholder unanimously adopted and approved an amendment to the Company’s Articles of Incorporation to increase the number of shares of authorized common stock from 100,000,000 to 250,000,000 shares, par value $0.001 per share.

Currently, the Company has 100,000,000 shares of common stock authorized, of which 8,876,100 are issued and outstanding as of November 15, 2010. Following the eighteen for one forward split there will be 159,769,800 shares issued and outstanding. Therefore the increase in the number of authorized shares is required to complete the Forward Split.

The Amended Articles will become effective by filing the Certificate of Amendment of Articles of Incorporation with the Secretary of State of Nevada  (the “Certificate of Amendment”). Under federal securities laws, the Company cannot file the Certificate of Amendment until at least 20 days after the mailing of this Information Statement.  Once the Company files the Certificate of Amendment, the Company will have 250,000,000 shares of authorized shares of common stock, of which 90,230,200 will be available for issuance.

The Board believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of common stock in an amount adequate to provide for the Company’s future needs.  The unissued shares of common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions.  The Board would be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of either calling a special meeting of the stockholders or of waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized capital.  If, in a particular transaction, stockholder approval were required by law or any stock exchanges or markets or were otherwise deemed advisable by the Board, then the matter would be referred to the stockholders for their approval notwithstanding that the Company may have the requisite number of voting shares to consummate the transaction.

The Amended Articles are not intended to have any anti-takeover effect and are not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of the Company in effect on the date of this Information Statement.  The Company is not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of the Company’s stock except as provided for in the Agreement and Plan of Reorganization referred to below.

NO DISSENTERS’ RIGHTS

Under the NRS, the Company’s shareholders will not be entitled to dissenters’ rights in connection with the either the Forward Split or amendment of the Articles of Incorporation to change the Company’s name.  Furthermore, we do not intend to independently provide shareholders with any such rights.

INFORMATION ON CONSENTING SHAREHOLDER

Pursuant to the Company’s Articles of Incorporation and the NRS, a vote by the holders of at least a majority of the Company's outstanding voting stock is required to effect the actions described in this Information Statement. The Company’s Articles of Incorporation and Bylaws do not authorize cumulative voting.  As of November 15, 2010, the Company had 8,876,100 voting shares of Common Stock issued and outstanding. Mr. Daniel Bland, the sole officer and director of the Company, is the record and beneficial owner of 7,100,000 of Common Stock, which represents 80% of the issued and outstanding shares of the Company’s Common Stock.  Pursuant to NRS 78.320,  Mr. Bland voted in favor of the actions described herein by Written Consent dated November 15, 2010, attached hereto as Appendix A.  No consideration was paid for his consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of November 15, 2010, the number of shares of Common Stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our directors, officers, and principal shareholders is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission (“SEC”). Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 8,876,100 shares of Common Stock issued and outstanding as of November 15, 2010.

Unless otherwise indicated, the business address of each such person is 601 Union Street, Suite 4500, Seattle, WA 98101.

Beneficial Ownership Table

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote	Percent of Common Stock Beneficially Owned or Right to Direct Vote

Daniel Bland, sole officer and director	7,100,000	80%

All directors and executive officers as a group (1 person)	7,100,000	80%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

The Company’s sole director and officer does not have a substantial interest in the actions taken by the consenting shareholder by Written Consent.

PROPOSALS BY SECURITY HOLDERS

None.

ANNUAL REPORT TO SHAREHOLDERS ON SEC FORM 10-K

The Company filed its Annual Report on Form 10-K, as amended, with the SEC on March 31, 2010 for the fiscal year ended December 31, 2009, and has filed all current quarterly reports on Form 10-Q.  All filed reports, financial statements and exhibits are available at the SEC’s Internet website at www.sec.gov.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

DANIEL BLAND, PRESIDENT
5BARZ INTERNATIONAL, INC.
601 Union Street, Suite 4500, Seattle, WA 98101
(360) 961-5339

BY ORDER OF THE CURRENT BOARD OF DIRECTORS,

/s/ Daniel Bland
Daniel Bland, sole officer and director

December 21, 2010